EXHIBIT No.4

Certification of the Principal Financial Officer pursuant to Form 52-109FT2 of Canadian Regulation 52-109 Respecting Certification of Disclosure in Issuers’ Annual and Interim Filings.

I, André Belzile, Senior Vice-President Finance and Corporate Affairs, in quality of Chief Financial Officer of The Jean Coutu Group (PJC) inc., certify that:

1.               I have reviewed the interim filings (as this term is defined in Multilateral Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings) of The Jean Coutu Group (PJC) inc., (« the issuer ») for the interim period ending August 27, 2005;

2.               Based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings; and

3.               Based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the interim filings.

4.               The issuer’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures for the issuer, and we have :

(a)               designed such disclosure controls and procedures, or caused them to be designed under our supervision, to provide reasonable assurance that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the interim filings are being prepared.

Longueuil, October 7, 2005

(s) André Belzile
André Belzile
Senior Vice-President, Finances and Corporate Affairs
In the quality of Chief Financial Officer